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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF IMPERIAL BANCORP
All of the following subsidiaries of the Company are California corporations except Imperial International Bank which is organized under the laws of the United States and Imperial Trade Services, Ltd., which is incorporated in Hong Kong. Each subsidiary is included in the Company's consolidated financial statements.

Crown American Bank                                Imperial Bank         100%
Imperial Asset Advisors, Inc.                      Imperial Bank         100%
Imperial Asset Management, Inc.                    Imperial Bank         100%
Imperial Bank                                      Imperial Bancorp      100%
Imperial Bank Realty Company, Inc.                 Imperial Bancorp      100%
Imperial Capital Trust I                           Imperial Bancorp      100%
Imperial Creditcorp                                Imperial Bancorp      100%
Imperial International Bank                        Imperial Bank         100%
Imperial Securities Corporation                    Imperial Bank         100%
Imperial Trade Services, Ltd.                      Imperial Bank         100%
Imperial Trust Company                             Imperial Bank         100%
Imperial Ventures, Inc.                            Imperial Bank         100%
Official Payments Corporation                      Imperial Bank          56%
Pacific Bancard Association, Inc.                  Imperial Bank         100%
ROC Technologies, Inc.                             Imperial Bancorp      100%
Imperial Capital Markets Group, Inc. (1)           Imperial Bank         100%
Imperial Financial Group (1)                       Imperial Bank         100%
Imperial Global Trading Company, Inc. (1)          Imperial Bank         100%
Imperial Holdings, Inc. (1)                        Imperial Bank         100%
Imperial Management, Inc. (1)                      Imperial Bank         100%
Imperial Municipal Services Group, Inc. (1)(2)     Imperial Bank         100%
Imperial Plan, Inc. (1)                            Imperial Bank         100%
TNT Mortgage Services, Inc. (1)                    Imperial Bank         100%

(1)  Not currently active
(2)  Previously known as Imperial Municipal Services Corporation